Exhibit 21


             LIST OF SUBSIDIARIES OF COEUR D'ALENE MINES CORPORATION


     The following subsidiaries of Coeur d'Alene Mines Corporation as of December 31, 2001, are wholly owned.

     Name of Subsidiary                          State/Country of Incorporation
     ------------------                          ------------------------------

     Coeur Australia, Inc.                       Australia
     Coeur Rochester, Inc.                       Delaware
     Coeur Bullion Corporation                   Idaho
     Coeur Explorations, Inc.                    Idaho
     Coeur Alaska, Inc.                          Delaware
     Coeur Silver Valley Inc.                    Delaware
     CDE Chilean Mining Corporation              Delaware
     CDE Mexico, S.A. de C.V                     Mexico
     Callahan Mining Corporation                 Arizona
     Compania Minera CDE Cerro Bayo Limitada     Chile
     Compania Minera CDE Petorca                 Chile
     Empresa Minera Manquisi                     Bolivia
     Earthworks Technology, Inc.                 Delaware

     The following is a list of the subsidiaries of Callahan Mining Corporation:

                                        State of             Percentage of
     Name of Subsidiary               Incorporation            Ownership
     ------------------               -------------            ---------

     Coeur New Zealand, Inc.          Delaware                  100%